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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender of 5.200% Senior Notes due 2025
of
Whole Foods Market, Inc.

        This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 5.200% Senior Notes due 2025 (the "original notes") are not immediately available, (ii) original notes and the Letter of Transmittal cannot be delivered to U.S. Bank National Association (the "Exchange Agent") on or prior to 5:00 p.m., New York City time on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent. See "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus dated                    , 2016 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Whole Foods Market, Inc., a Texas corporation (the "Company").

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

U.S. Bank National Association
Attention: Corporate Actions
111 Filmore Avenue
St. Paul, Minnesota 55107-1402

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY For Tender of 5.200% Senior Notes due 2025 of Whole Foods Market, Inc.
The Exchange Agent for the Exchange Offer is